UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 HaNegev, POB 1026

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 8, 2025, My Size Inc., a Delaware corporation (the “Company”) entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with certain sellers (the “Sellers”), who are the holders of 100% of the share capital of ShoeSize.Me AG, a Swiss company (the “Target”), pursuant to which the Sellers agreed to sell to the Company all of the issued and outstanding shares of Target (the “Transaction”). The Transaction closed on the same day (the “Closing Date”).

In consideration for the purchase of the shares of Target and in accordance with the Purchase Agreement, the Sellers received (i) a cash payment of $150,000 and (ii) 241,093 shares of the Company’s common stock (the “Shares”) having an aggregate value of $290,000 (the “Equity Consideration”), determined by dividing $290,000 by the average closing price of the Company’s common stock during the seven trading days immediately preceding the Closing Date.

In addition, pursuant to the Purchase Agreement, the Company issued to a key employee of Target a warrant (the “Warrant”) to purchase up to 28,000 Shares (such Shares underlying the Warrant, the “Warrant Shares”). The Warrant provides for a tiered exercise structure, with (i) 10,000 Warrant Shares exercisable at $2.00 per Warrant Share, (ii) 6,000 Warrant Shares exercisable at $3.00 per Warrant Share, (iii) 5,000 Warrant Shares exercisable at $4.00 per Warrant Share, (iv) 4,000 Warrant Shares exercisable at $5.00 per Warrant Share, and (v) 3,000 Warrant Shares exercisable at $6.00 per Warrant Share.

The Warrant is subject to vesting upon satisfaction of certain service-based, financial performance and integration milestones, as follows:

● Continuing Service Milestone: 50% of the Warrant shall vest and become exercisable on the 12-month anniversary of the issuance date of the Warrant, provided that the Warrant holder shall have been continuously providing services to the Company through such 12-month anniversary.

● Financial Result Milestone: The vesting of up to 25% of the Warrant is contingent on the Target’s gross revenue for the 12-month period following the closing date (beginning September 1, 2025) compared to the 12-month period ended August 31, 2025 (the prior-year revenue) as follows: (i) the entire 25% of the Warrant shall vest and become exercisable if the Target’s post-closing revenue is equal to or greater than 95% of the prior-year revenue, (ii) 12.5% of the Warrant (or 50% of the portion the Warrant subject to the vesting terms in connection with Financial Result Milestone) shall vest and become exercisable if the Target’s post-closing revenue is equal to or greater than 80% but less than 95% of the prior-year revenue; and (iii) no portion of the Warrant subject to the vesting terms in connection with Financial Result Milestone shall vest if the Target’s post-closing revenue is less than 80% of the prior-year revenue.

● Integration Milestone: The vesting of 25% of the Warrant is contingent on the completion of the full integration (as determined by the Company at its reasonable discretion) of the Target into the Company’s wholly-owned subsidiary, Naiz Bespoke Technologies, S.L., by March 31, 2026.

In connection with the Purchase Agreement, certain Sellers (the “Major Shareholders”) entered into (i) a voting agreement (the “Voting Agreement”) with the Company, as further described below, and (ii) customary six-month lock up agreements (the “Lock-Up Agreement”) with the Company.

The Voting Agreement provides that the voting of any Shares held by the Major Shareholders will be exercised exclusively by a proxy designated by the Company’s board of directors from time to time (the “Proxy”) and that each Major Shareholder will irrevocably designate and appoint the then-current Proxy as its sole and exclusive attorney-in-fact and proxy to vote and exercise all voting right with respect to the Shares held by each Major Shareholder. The Voting Agreement also provides that, if the voting power held by the Proxy, taking into account the proxies granted by the Major Shareholders and the Shares owned by the Proxy, represents 20% or more of the voting power of the Company’s stockholders that will vote on an item (the “Voting Power”), then the Proxy shall vote such number of Shares in excess of 19.9% of the Voting Power in the same proportion as the Shares that are voted by the Company’s other stockholders. The Voting Agreement will terminate on the earliest to occur of (i) such time that such Major Shareholder no longer owns any shares of the Company’s common stock, (ii) the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other business entity pursuant to which stockholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity, (iii) the liquidation, dissolution or winding up of the business operations of the Company, and (iv) the filing or consent to filing of any bankruptcy, insolvency or reorganization case or proceeding involving the Company or otherwise seeking any relief under any laws relating to relief from debts or protection of debtors.

The Purchase Agreement and Voting Agreement contain customary representations, warranties, indemnification and other provisions customary for transactions of this nature. In addition, the Major Shareholders will be subject to non-competition and non-solicitation provisions pursuant to which they agree not to engage in competitive activities with respect to the Company’s business.

The Purchase Agreement, the Warrant, the Voting Agreement and the Lock-Up Agreement are referred to herein as the “Transaction Documents.” The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 2.01 is hereby incorporated herein by reference. The issuance of the Equity Consideration is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Regulation S thereof as an off-shore transaction with non-U.S. persons.

Item 7.01. Regulation FD Disclosure.

On September 11, 2025, the Company issued a press release announcing the acquisition of Target. A copy of the press release is attached hereto as Exhibit 99.1.

The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. If required, the Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information. If required, the Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(c)	Not applicable.

(d) Exhibits

10.1(1)(2)	Share Sale and Purchase Agreement, dated as of September 8, 2025, by and among My Size, Inc., Mr. Timo Steitz, Mr. Wilhelm Steitz, Mr. Ettore Weilenmann and the natural and legal persons indicated in Annex 0 thereto.
10.2(2)	Lock-Up Agreement, entered into on September 8, 2025, by and among My Size, Inc. and the stockholders identified on the signature page thereto.
10.3(2)	Voting Agreement, dated as of September 8, 2025, by and among My Size, Inc. and the stockholders identified on the signature page thereto.
10.4	Form of Warrant issued by My Size, Inc.
99.1	Press release dated September 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

(2)	Portions of this exhibit (indicated by asterisks) have been omitted under rules of the SEC permitting the confidential treatment of select information. The Registrant agrees to furnish a copy of all omitted information to the SEC upon its request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: September 12, 2025	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer